Exhibit 10.40

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

EFFECTIVE JULY 1, 2023

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

Article 1 – Purpose; Effective Date

1.1.

Purpose. The purpose of this Split-Dollar Leadership Life Insurance Plan is to provide selected key employees of Genworth Financial, Inc. or its affiliated or subsidiary companies with death benefit protection and potential life insurance cash value accumulation. The Plan is a split-dollar life insurance arrangement subject to the economic benefit regime described in Treas. Reg. §1.61-22(d)-(g) and other applicable guidance. Genworth will apply, or has applied, for and will own the life insurance policy. Genworth will endorse a portion of the life insurance policy death benefit to the insured, allowing the insured to designate the beneficiary. Genworth will own the life insurance policy cash value until the policy is distributed to the insured per the terms of the Plan.

1.2.

Plan Type. This Plan is primarily intended to provide a death benefit to the beneficiary(ies) of eligible participants; however, it could also provide current compensation in the form of life insurance cash value that is transferred to the participant per the terms of the Plan. As a result, the program will constitute a plan of deferred compensation, and to the extent applicable, this Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and all applicable guidance (“Section 409A”). For purposes of Section 409A, the benefits provided by the Policy under this Plan shall be considered a split-dollar life insurance arrangement as defined in Treas. Reg. §1.409A -1(c)(2)(i)(F), or as otherwise provided by the Code. During the period the Plan provides only a death benefit that is provided through interim term coverage, this Plan is considered a certain welfare plan, as defined in Treas. Reg. §1.409A -1(a)(5), and is excluded from Section 409A.

1.3.	Effective Date. The plan is effective as of July 1, 2023.

ARTICLE II - DEFINITIONS

Article 2 – Definitions

The following terms shall have the following meanings when used herein unless the context clearly requires otherwise:

2.1. Beneficiary(ies). “Beneficiary” or “Beneficiaries” means the person, persons or entity as designated by the Participant and/or the Company from time to time pursuant to Section 5.2 hereof to receive a Life Insurance Policy or Interim Term Coverage death benefit upon the Participant’s death.

2.2. Benefits Committee. “Benefits Committee” or “Committee” means the committee of three or more employees of the Company appointed by the MDCC to be responsible for the administration of the Plan.

2.3. Board. “Board” means the Board of Directors of the Company.

2.4. Code. “Code” means the Internal Revenue Code of 1986, as may be amended from time to time. Any reference in this Plan to “applicable guidance”, “further guidance” or other similar term shall include any proposed, temporary or final regulations, or any other guidance, promulgated by the U.S. Department of Treasury or the Internal Revenue Service.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

2.5. Company. “Company” means Genworth Financial, Inc. its successors in interest, and any affiliates or subsidiaries that the Board in its sole discretion, designates as being included in the Plan.

2.6. Compensation. “Compensation” means the annualized base salary of a Participant plus the amount of the annual cash bonus targeted to be paid by the Company to the Participant, based on the Participant’s position or employment contract, as of the date of initial eligibility under Section 3.1, below. “Compensation” for determining an adjustment to the Endorsed Death Benefit, as described in Section 2.8, below, means the annualized base salary of a Participant determined as of the prior August 1 plus the amount of annual cash bonus paid to a Participant in the first quarter of the prior calendar quarter. For example, an adjustment to the Endorsed Death Benefit on January 1, 2025 will be based on annualized base salary as of August 1, 2024 plus annual cash bonus paid to a Participant in the first quarter of 2024. Salary and bonus shall include any amounts of salary and bonus deferred by the Participant pursuant to any plan maintained by the Company pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, or any non-qualified plan of deferred compensation. For the purpose of deriving the benefits under this Plan, Compensation shall be determined by the Benefits Committee, in its sole discretion.

2.7. Disability. “Disability” or “Disabled” has the meaning assigned such term in the Company’s long-term disability plan as in effect from time to time. A Termination of Employment is not due to Disability unless so designated by the Company.

2.8. Endorsed Death Benefit. “Endorsed Death Benefit” means an amount of death benefits to be provided through a Life Insurance Policy. The Endorsed Death Benefit, as communicated to the Participant through an annual benefit statement, shall be two (2) times the Participant’s Compensation or, if less, the Policy face amount (i.e., total Policy death benefit less the portion of the death benefit that is equal to the Policy cash value). The Endorsed Death Benefit shall be adjusted based on the Participant’s Compensation on the first anniversary of the Policy Issue Date, provided the Participant is not Terminated . For example, for a Policy issued January 1, 2024, the Endorsed Death Benefit will be adjusted on January 1, 2025.

2.9. Insurance Carrier. “Insurance Carrier” means the life insurance company that issued the Life Insurance Policy and/or Interim Term Coverage.

2.10. Interim Term Coverage. “Interim Term Coverage” means term life insurance coverage issued by the Insurance Carrier and owned by the Company. The purpose of the Interim Term Coverage is to provide the Participant with temporary life insurance coverage in the amount of two (2) times the Participant’s Compensation for a period of time that begins after the Participant completes necessary paperwork to participate in the Plan and ends upon the Policy Issue Date. The actual amount of Interim Term Coverage, if any, shall be limited to the specified amount paid for by the Company and issued by the Insurance Carrier, at standard rates or at a rate otherwise acceptable to the Company. Interim Term Coverage does not guarantee the issuance of a Life Insurance Policy.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

Interim Term Coverage is not portable; the Participant does not have the option to own, purchase or maintain the Interim Term Coverage upon Termination of Employment.

2.11. Layoff. “Layoff” means elimination of a position of employment due to a lack of available funding or work, a reduction in the size of the work force, a reorganization, or other changes in the workplace which impacts staffing needs. A Termination of Employment is not due to Layoff unless so designated by the Company.

2.12. Life Insurance Policy. A “Life Insurance Policy” or “Policy” with respect to any Participant, means the life insurance policy or policies intended to provide the Endorsed Death Benefit and potential cash value under the Plan and issued on the life of the Participant, which the Company will own and to which the Company will make the premium payment(s) on behalf of the Participant. The Life Insurance Policy or Policies to be used will be a variable universal life policy(ies).

2.13. MDCC. “MDCC” means the Management Development and Compensation Committee of the Board.

2.14. Participant. “Participant” means any employee of the Company who is eligible under Section 3 hereof, to participate in the Plan, who elects to participate by completion of necessary paperwork, including but not limited to an insurance application, an insurance consent form, and an endorsement form, or who signifies intent to participate in the Plan in a manner as directed by the Benefits Committee in its discretion, and for whom Interim Term Coverage or a Life Insurance Policy is issued.

2.15. Plan. “Plan” means this Split-Dollar Leadership Life Insurance Plan of Genworth Financial, Inc., as the same may be amended from time to time.

2.16. Policy Distribution Date. “Policy Distribution Date” means the earlier of the Participant’s Termination of Employment or the first anniversary of the Policy Issue Date.

2.17. Policy Issue Date. “Policy Issue Date” means the first Policy administrative date, which is usually January 1, that will determine future Policy anniversary dates.

2.18. Retirement. “Retirement” means voluntary Termination of Employment with the Company after attaining age sixty (60) with at least ten (10) years of continuous service with the Company.

2.19. Specified Employee. “Specified Employee” means a Participant who is determined by the Benefits Committee to be a “specified employee” under the provisions of Treas. Reg. §1.409A-1(i) and other applicable guidance, provided that the Company (or a member of the same group of controlled entities as the Company) is publicly traded on an established stock exchange.

2.20. Termination of Employment. “Termination of Employment”, “Terminates”, or any other similar such phrase means a Participant’s “separation from service” with the Company, for any reason, within the meaning of Section 409A of the Code, and Treas. Reg. §1.409A-1(h) and other applicable guidance.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

Article 3 – Eligibility; Participation

3.1.

Eligibility. The Benefits Committee may, in its sole discretion, select employees of the Company eligible for participation in the Plan provided however that such employees shall be members of a selected group of management or highly-compensated employees.

3.2.

Participation. Eligible employees may choose to participate in the Plan by filing an election form(s) as provided by the Benefits Committee. Such election form(s) may contain any conditions or restrictions, consistent with the Plan, as deemed necessary or advisable by the Committee in its sole discretion. If an eligible employee chooses not to participate in the Plan, there shall be no benefit paid to the employee in lieu of the benefits payable under the Plan, and he or she shall not have the opportunity to participate in the Plan in the future unless expressly provided by the Committee.

3.3.

Requirement of Cooperation. As a condition for Participation in this Plan, the Participant shall be required to comply with all normal and reasonable requests deemed necessary to apply for and obtain the Life Insurance Policy and/or Interim Term Coverage, including but not limited to: providing such information as the Insurance Carrier may require for completion of the insurance application and related forms and documents; taking such physical examinations and supplying medical history as may be requested by the Insurance Carrier; signing the application for the Life Insurance Policy as the insured; and performing any other act to comply with the underwriting and policy issuance requirements which may reasonably be requested by the Insurance Carrier or the Company. In addition, the Participant shall be required to complete and sign any Insurance Carrier-required forms requested by the Benefits Committee, which in their discretion, are necessary for the proper operation of the plan and maintenance of the Life Insurance Policy and/or Interim Term Coverage. If the Participant has failed, in the sole determination of the Committee, to adequately cooperate in the issuance or maintenance of the Life Insurance Policy and/or Interim Term Coverage, or if the Insurance Carrier is unable to issue a Life Insurance Policy or Interim Term Coverage in the specified amount at standard rates or at a rate otherwise acceptable to the Company, the Company’s obligations to provide benefits under this Plan to such Participant shall cease immediately.

3.4.

Change in Employment Status. If the Chief Executive Officer or the Board of Directors determines that a Participant’s employment performance is no longer at a level that deserves reward through participation in this Plan prior to the Participant being eligible for Retirement or becoming Disabled, but does not Terminate the Participant’s employment with the Company, participation herein and eligibility to receive future contributions under this Plan will cease at that time.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

Article 4 – Targeted Death Benefits

The Company Contributions, as set forth in Article 5 below, shall be based on the following levels of targeted death benefit contained in Sections 4.1 and 4.2, and as limited by Section 4.3:

4.1.	During Employment. During employment (including employment beyond the Participant’s 65th birthday), the targeted death benefit shall be an amount equal to either (a) or (b) as appropriate:

a)	For a Participant deemed to be a Non-Smoker by the Insurance Carrier, a death benefit of two (2) times the Participant’s Compensation;

b)

For a Participant deemed to be a Smoker by the Insurance Carrier, a current death benefit of two (2) times the Participant’s Compensation, for the first two years of participation in the Plan. Thereafter, 1.2 times the Participant’s Compensation.

4.2.	Post-Retirement Benefits. After Retirement, the targeted death benefit shall be the lesser of one hundred percent (100%) of the benefit immediately prior to Retirement or $100,000.

4.3.	Limitations. The amount of the targeted death benefit, the Endorsed Death Benefit, and/or Interim Term Coverage shall be limited by the following factors:

a)

Maximum Face Amount – Death benefits may be limited by the maximum face amount permitted by the Insurance Carrier without underwriting, as may be agreed upon by the Company and the Insurance Carrier. As of the effective date of this Plan, the maximum face amount is $2,000,000.

b)

Underwriting Criteria – Death benefits may be reduced by the results of medical or other underwriting imposed by the Insurance Carrier and is limited to the amount of death benefit which can be provided by the Life Insurance Policy or Interim Term Coverage assuming preferred or standard rates.

Article 5 – Plan Benefits

5.1.

Ownership and Rights in the Life Insurance Policy. At Policy Issue, the Company (or the Company’s designee) shall be named as the owner of the Life Insurance Policy, and shall have all rights, privileges and duties as owner as set forth in the Life Insurance Policy. The Company’s ownership rights may include, with the only limitation being endorsement of a portion of the Policy death benefit to the Participant as described in Section 5.2(a), below, the right to request and make withdrawals from the Life Insurance Policy, including a complete surrender of the Life Insurance Policy. All rights as owner of the Life Insurance Policy will be exercisable without the consent or involvement of the Participant, except as may be agreed upon by the parties. Notwithstanding anything to the contrary, the Benefits Committee shall retain the right to choose investment allocations within any variable Life Insurance Policy placed on any Participant.

5.2.

Death Benefits. The Company shall endorse a portion of the Policy death benefit to the Participant, allowing the Participant to designate the beneficiary(ies) for the Endorsed Death Benefit. The Company does not guarantee any level of death benefits or that payment will be made by the Insurance Carrier. The Participant’s rights to death benefits, if any, shall solely be based on the Interim Term Coverage or Endorsed Death Benefit issued by the Insurance Carrier. In the event of Participant’s death, the Policy proceeds shall be payable in the following manner.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

a)

Participant Death Benefit. The Participant’s beneficiary(ies), as specified on the Insurance Carrier’s endorsement form or such other form as directed by the Benefits Committee, shall receive the Interim Term Coverage death benefit or the Endorsed Death Benefit.

b)

Company Death Benefit. The Policy death benefit, if any, in excess of the amount paid to the Participant’s named beneficiary(ies) according to Section 5.2(a), above, shall be paid to the Company’s beneficiary(ies), as specified on the appropriate Insurance Carrier form(s).

5.3.	Other Policy Interests and Distribution of the Policy.

a)	Prior to Policy Distribution Date – Company retains one hundred percent (100%) interest in the Policy cash value, including the right to designate the investment allocations of the Policy.

b)

Policy Distribution Date –The Policy Distribution Date will be the earlier of the Participant’s Termination of Employment or the first anniversary of the Policy Issue Date. Within 90 days of the Policy Distribution Date, the Company shall transfer ownership of the Policy to the Participant, including any Policy cash value. After the Policy is transferred, the Company shall have no claim to Policy death benefits or any other benefits or ownership rights under the Policy. Upon transfer of Policy ownership to the Participant, if the Participant: 1) has not Terminated employment and, on the Policy Distribution Date, is eligible for participation as determined under Section 3.4, 2) has Terminated employment having met the definition of Retirement, 3) is Disabled, or 4) has Terminated employment due to a Layoff, the Participant shall become eligible for the Genworth Financial, Inc. Leadership Life Insurance Plan and the Participant and Policy shall become subject to the provisions of that plan and the Participant’s interest and rights in the Policy shall be restricted as provided for under that plan.

c)

Delay in the Policy Distribution Date for Specified Employees. Notwithstanding anything else to the contrary, to the extent the Policy Distribution Date is the result of the Termination of Employment of a Participant who is determined to meet the definition of Specified Employee at the time of Termination of Employment, such Policy Distribution Date shall be delayed to a date that is six (6) months following the Termination of Employment with the Company. The Policy Distribution Date shall be within 90 days of this later date.

d)

The Policy cash value transferred to the Participant on the Policy Distribution Date, or later date described in Section 5.3(c), shall be reportable as taxable income to the Participant under Treas. Reg. §1.61-22(d).

e)

If the Policy paperwork to transfer ownership is not completed timely by the Participant, Genworth shall surrender the policy and pay the after-tax policy proceeds to the Participant in the form of additional compensation. No gross-up for taxes will be provided.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

5.4.

Company Contributions. The Company shall make an annual Company Contribution on behalf of the Participant to the Life Insurance Policy. The Company Contribution shall be determined by the Benefits Committee. It will be calculated to provide the targeted death benefit, as determined in Section 4, using the formula set forth in the illustration system applicable to the Life Insurance Policy maintained by the Insurance Carrier. The calculation of such amount will be based on assumptions as set for in Exhibit A. Such Company Contribution shall be made within 15 days following January 15th. Company Contributions will cease upon the Policy Distribution Date. Notwithstanding, a Policy that has the Policy Distribution Date delayed in accordance with Section 5.3(c) above, causing the Policy to be transferred to the Participant after January 15th of the second Policy anniversary, shall have the following additional Company Contribution made in the second Policy anniversary:

a)

After Retirement – For a Participant who has Terminated from the Company after meeting the definition of Retirement, the Company shall make the Company Contribution for the second Policy anniversary. The Company Contribution will be calculated to provide the targeted death benefit, as determined in Section 4, using the formula set forth in the illustration system applicable to the Life Insurance Policy maintained by the Insurance Carrier. The calculation of such amount will be based on the assumptions as set forth in Exhibit A. To the extent that the amounts so determined would exceed the maximum permissible premium and cause the Policy to violate IRC Section 7702, the definition of life insurance, such excess amounts will be paid in cash to the Participant at that time.

b)

After Termination of Employment That is Not Retirement – The Company shall not make any Company Contributions after a Termination of Employment that does not meet the definition of Retirement, except: 1) if the Termination is due to Disability or Layoff, the Company shall make one additional post-Termination Company Contribution, which shall be made no later than March 15 of the year following the year in which the Termination occurs or 2) if the Policy is scheduled to lapse before the delayed Policy Distribution Date, the Company shall make the minimum Company Contribution needed, as determined by the Benefits Committee, to keep the policy in force through the delayed Policy Distribution Date.

5.5.

Participant Contributions. Participant shall not make additional contributions directly into the Life Insurance Policy under this Plan. Notwithstanding, a Participant who becomes eligible for the Genworth Financial, Inc. Leadership Life Insurance Plan according to Section 5.3(b), above, shall become subject to the provisions of that plan and may be required to make additional contributions into the Life Insurance Policy under the terms of that plan.

5.6.

Imputed Term Cost. The Company shall impute as income to the Participant each taxable year an amount equal to the cost of current life insurance protection for the Endorsed Death Benefit and/or Interim Term Coverage, as determined by the Benefits Committee, based on Treas. Reg. §1.61-22(d) or other applicable guidance.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

5.7.

Withholding; Payroll Taxes. The amount of the annual imputed term costs and the Policy cash value on the Policy Distribution Date, or later date described in Section 5.3(c), will be treated as current compensation in the applicable tax years they occur, and the Company shall withhold any taxes required to be withheld with respect to such amounts under local, state or federal law. Such withholding will be made to the greatest extent possible from other compensation paid to the Participant, and to the extent other compensation is insufficient to cover the required withholding, the Participant shall reimburse the Company the amount necessary to meet its withholding obligation.

Article 6 – Plan Administration, Termination or Amendment

6.1.

Administration. The MDCC shall have general responsibility for the administration of the Plan (including but not limited to complying with any reporting and disclosure requirements and establishing and maintaining Plan records). The MDCC has delegated its administrative duties hereunder to the Benefits Committee, but any action so delegated or that may otherwise be taken by the Benefits Committee pursuant to the term of the Plan may instead be taken by the MDCC. In the exercise of its sole and absolute discretion, the Benefits Committee shall interpret the Plan’s provisions and determine the eligibility for benefits. The Benefits Committee shall, to the best of its ability, interpret the Plan in such a way as to meet the requirements of Section 409A of the Code and any regulations and guidance issued thereunder. Any action taken hereunder by the MDCC or the Benefit Committee, as the case may be, shall be final, conclusive, and binding, including but not limited to the determination of any financial assumptions to be used in calculating the benefits due under this Plan and as set forth in Exhibit A; provided that in the event of a conflict as between the MDCC and the Benefits Committee, the decision of the MDCC shall be final, conclusive, and binding. The members of the Benefits Committee, but not the MDCC, may be Participants in the Plan. No member of the MDCC or the Benefits Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own willful misconduct or lack of good faith. The MDCC or the Benefits Committee, as the case may be, shall from time to time establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan. The Benefits Committee may delegate all or some of its powers and responsibilities under this Plan to one or more employees and/or committees (including a new committee which may be created expressly for the purpose of performing such responsibilities) provided that the Benefits Committee shall retain oversight of such employee(s) and/or committee(s).

6.2.

Written Records. The Benefits Committee will administer the Plan and keep written record of its actions and proceedings including dates, records and documents relating to the administration of the Plan.

6.3.

Right of Company to Suspend or Amend the Plan. The MDCC or the Benefits Committee shall have the right to suspend the Plan completely or to amend the Plan in any way and at any time, in its sole discretion and without the consent of any Participant. Any amendment may provide different Participant interest amounts from those herein set forth. However, no such suspension or amendment may, without the consent of the affected Participant, adversely affect the amount of Company Contributions which have been made on behalf of the Participant prior to such amendment of this Plan, nor those due to Participants who have Retired from the Company, who would be eligible for Retirement, or who are Disabled as of the date of such suspension or amendment.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

6.4.

Right of Company to Terminate the Plan. The MDCC may, in its sole discretion, terminate the Plan provided the following steps are followed. Upon plan termination, the Company shall transfer ownership of the Policy to the Participant, including any Policy cash value. After the Policy is transferred, the Company shall have no claim to benefits under the Plan or ownership rights under the Policy.

a)	The termination of the Plan does not occur proximate to a downturn in the financial health, as determined by the MDCC, of the Company;

b)	The Company also terminates all other plans or arrangements which are considered to be of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i), or as otherwise provided by the Code;

c)

The Policy transfer in connection with the termination of the Plan occurs no earlier than 12 months following the Plan termination date, other than Policy Distribution Dates that would have occurred irrespective of Plan termination;

d)	All Policy transfers in connection with the termination of the Plan are completed within 24 months following the Plan termination date;

e)	The Company does not establish a new plan of a similar type as defined in Treas. Reg.

§1.409A -1(c)(2)(i), within 3 years following the Plan termination date of the portion of the Plan which has been terminated; and,

6.5.

The Company meets any other requirements deemed necessary to comply with provisions of the Code and applicable regulations which permit the acceleration of the time and form of payment made in connection with plan terminations and liquidations.

Article 7 – Claims Procedure

7.1.

Claim. Any Participant, Beneficiary or authorized representative thereof claiming a benefit, requesting an interpretation of ruling under the Plan, or requesting information under the Plan (a “Claimant”) shall present the claim or request in writing to the Benefits Committee (provided, however, that if the Participant is a member of the Benefits Committee, such request must go to the MDCC and all references in this Section 7 to the Benefits Committee shall mean the MDCC in such case), which shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim. If special circumstances require an extension of time for processing, the Benefits Committee shall send the Claimant written notice of the extension, setting forth the special circumstances requiring an extension of time, prior to the termination of the ninety (90) days period. In no case, however, will the extension of time delay the decision on such request beyond one hundred and eighty (180) days following receipt of the actual request.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

7.2.	Denial of Claim. If the claim or request is wholly or partially denied, the written notice of denial shall include:

a)	The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

b)	A description of any additional material or information required for the Claimant to perfect the claim and an explanation of why it is necessary; and

c)

An explanation of the Plan’s claim review procedures, the time limits under the procedures and a statement explaining the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on appeal.

7.3.

Review of Claim. Any Claimant whose claim or request is denied may request a review, by request given in writing to the Benefits Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, and should set forth the reasons supporting the claim, the reasons such claim should not have been denied, and any other issues or comments which the Claimant deems appropriate with respect to the claim. The claim or request shall be reviewed by the Benefits Committee which may, but shall not be required to, grant the Claimant a hearing. The Claimant will be provided, upon request and free of charge, access to and copies of all documents, records, and other information relevant to the claim or request.

7.4.

Final Decision. The decision on review shall normally be made within sixty (60) days after the Benefits Committee’s receipt of Claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified prior to the expiration of the initial sixty (60) day period. In no case, however, will the extension of time delay the decision on review beyond one hundred and twenty (120) days following receipt by the Benefits Committee of the actual request for review. The Benefits Committee shall provide a Claimant with written notification of the Plan’s final decision on review. In the case of an adverse benefit determination, the notification shall include:

a)	The reasons for denial, with specific reference to the Plan provisions on which the denial is based;

b)	A statement that the Claimant is entitled to receive upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim or request;

c)	A statement describing the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

Article 8 - Miscellaneous

8.1.

Not a Trust. Nothing contained in the Plan, and no action taken hereunder, shall create, nor be construed to create, a trust of any kind, or a fiduciary relationship between the Company and any Participant, any designated beneficiary, or any other person.

8.2.

Variation of Nouns and Pronouns. Where the context so request, (a) singular nouns and pronouns shall be construed as plural, (b) plural nouns and pronouns shall be construed as singular, and (c) the gender personal pronouns shall be construed as masculine, feminine, or neuter.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

8.3.	Headings. The headings of the various Sections contained herein are intended for ease of reference only and are not to be construed as evidence of the intent as to the content thereof.

8.4.

Unfunded Plan. Notwithstanding any other provision of the Plan, Participants and their Beneficiaries shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under the Plan. Any property held by the Company for the purpose of generating cash flow for benefit payments under the Plan shall remain its general, unpledged and unrestricted assets. The Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

8.5.

Non-Assignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all right to which are, expressly declared to be non-assignable and non-transferable. No part of the amounts payable under the Plan shall, prior to actual payment, be subject to seizure or sequestration from the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

8.6.

Relation to Other Plans. Any benefits payable under the Plan shall not be deemed compensation to any Participant for the purpose of computing benefits to which he may be entitled under any pension or profit-sharing plan or other similar plan or arrangement of the Company.

8.7.

Not a Contract of Employment. The Plan will not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

8.8.

Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company

8.9.	Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of Virginia, except as may be preempted by federal law.

8.10.

Validity. If any provision of the Plan will be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

8.11.

Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the MDCC or the Benefits Committee shall be directed to the Company’s address. Mailed notice to a Participant shall be directed to the person’s last known address in the Company’s records.

8.12.

Successors. The provisions of the Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

This Plan is hereby adopted by the Company and shall be effective as of July 1, 2023.

GENWORTH FINANCIAL, INC.

SPLIT-DOLLAR LEADERSHIP LIFE INSURANCE PLAN

EXHIBIT A

Cash Value Target

Increasing Premiums solved to provide enough cash

value immediately after assumed Termination of Employment at age 65 to continue the targeted death benefit until age 99 (i.e., provide the policy will endow at age 99)

If employment extends past age 65, Termination of Employment is assumed the following year.

Death Benefit	Targeted death benefit as provided by the plan. Death benefit will be Option 2 for this endorsement transfer plan and will change to Option 1 after the Policy Distribution Date.

Salary Scale	5% to age 65

Premiums	Payable annually through age 65 or minimum of 10 years; if employment extends past age 65, Termination of Employment is assumed to be the following year and premiums may be extended for each year, if needed.

Premium Grading	10% graded premiums through age 59, level premiums thereafter.

Cost of Insurance Charges	Actual COI charges up to date of resolve; thereafter, insurance carrier’s current COI rates for the product as of the date of resolve.

Interest Crediting Rate	Actual policy crediting rates up to date of resolve; thereafter, a rate determined each year by the Benefits Committee is selected, the rate used as of the date of the resolve shall be the fixed account rate in the product plus 1.5%. However, in no event, shall the rate applicable be greater than the rate then applicable to the fixed rate fund within the Life Insurance Policy plus 3%.

Premium Duration	As provided by the plan